Exhibit (g)(3)
REVISED EXHIBIT A
TO THE CUSTODIAN SERVICES AGREEMENT
     THIS EXHIBIT A, dated as of                     , is revised Exhibit A to that certain Custodian Services Agreement dated as of May 5, 2003, as amended, between PFPC Trust Company and Aston Funds (f/k/a ABN AMRO Funds). This Exhibit A is revised for the addition of Aston/Lake Partners LASSO Alternatives Fund and to reflect the deletion of certain liquidated portfolios and changes to certain portfolio names. This Exhibit A shall supersede all previous forms of this Exhibit A.
PORTFOLIOS
Aston/Fortis Investor Money Market Fund
Aston/TCH Fixed Income Fund
Aston Balanced Fund
Aston/Optimum Mid Cap Fund
Aston/Fortis Growth Fund
Aston/Veredus Aggressive Growth Fund
Aston/Veredus Select Growth Fund
Aston/Montag & Caldwell Balanced Fund
Aston/Montag & Caldwell Growth Fund
Aston/TAMRO All Cap Fund
Aston/TAMRO Small Cap Fund
Aston/Fortis Real Estate Fund
Aston Value Fund
Fortis Treasury Money Market Fund
Fortis Government Money Market Fund
Fortis Tax-Exempt Money Market Fund
Fortis Institutional Prime Money Market Fund
Aston/River Road Dividend All Cap Value Fund
Aston/River Road Small Cap Value Fund
Aston/Optimum Large Cap Opportunity Fund
Aston/River Road Small-Mid Cap Fund
Aston/Fortis Global Real Estate Fund
Aston/Neptune International Fund
Aston/Montag & Caldwell Mid Cap Growth Fund
Aston/Barings International Fund
Aston/Cardinal Mid Cap Value Fund
Aston/SGA International Small-Mid Cap Fund
Aston/Smart Portfolios Fund
Aston/MB Enhanced Equity Income Fund
Aston/New Century Absolute Return ETF Fund
Aston/Lake Partners LASSO Alternatives Fund

PFPC TRUST COMPANY	ASTON FUNDS

By:	By:

Name:	Name:

Title:	Title: